Exhibit 99.1

Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606

Equity Commonwealth Reports
First Quarter 2015 Results

Chicago - May 6, 2015 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended March 31, 2015. All per share results are reported on a fully diluted basis.

Results for the quarter ended March 31, 2015
Funds from Operations (FFO), as defined by the National Association of Real Estate Investment Trusts, for the quarter ended March 31, 2015 were $65.4 million, or $0.50 per share. This compares to FFO for the quarter ended March 31, 2014 of $60.5 million, or $0.51 per share.

Normalized FFO was $72.0 million, or $0.55 per share. This compares to Normalized FFO for the quarter ended March 31, 2014 of $61.0 million, or $0.51 per share. The following items impacted Normalized FFO per share for the quarter ended March 31, 2015 compared to the corresponding 2014 period:

•	approximately ($0.10) per share due to the company’s sale of its entire interest in Select Income REIT (SIR) in 2014;

•	approximately ($0.02) per share from properties sold;

•	a net impact of approximately ($0.01) per share due to dilution from the conversion of series D preferred shares to common shares;

•	approximately $0.08 per share from lower general & administrative (G&A) expense, excluding shareholder litigation and transition expenses;

•	approximately $0.06 per share from lower interest expense; and

•	approximately $0.02 per share from higher same property cash net operating income (NOI), which was largely due to lower operating expenses.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO and Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

Net income attributable to common shareholders was $6.6 million, or $0.05 per share, for the quarter ended March 31, 2015. This compares to net income attributable to common shareholders of $9.3 million, or $0.08 per share for the quarter ended March 31, 2014.

The weighted average number of diluted common shares outstanding for the quarter ended March 31, 2015 was 129,873,801 shares, compared to 118,399,846 for the quarter ended March 31, 2014.

Operating Highlights
As of March 31, 2014, the company’s portfolio consisted of 154 properties comprising 42.8 million square feet. For the quarter ended March 31, 2015, operating results were as follows:

•	Same property cash NOI increased 2.5% when compared to the same period in 2014, largely due to lower operating expenses that resulted from property tax refunds.

•	Same property NOI decreased 1.0% when compared to the same period in 2014.

•	The same property portfolio was 85.9% leased, compared to 85.9% as of December 31, 2014, and 86.6% as of March 31, 2014.

•	The company entered into leases for approximately 1,478,000 square feet, including new leases for approximately 720,000 square feet and lease renewals for approximately 758,000 square feet.

•	The company signed a new 260,000 square foot 13-year lease for the headquarters space of Baxter’s bioscience spin-off, Baxalta, at 1200 Lakeside Drive in Bannockburn, IL.

•	Cash rental rates on new and renewal leases were flat compared to prior cash rental rates for the same space.

•	GAAP rental rates on new and renewal leases were approximately 5.6% higher than prior GAAP rental rates for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to operating income, determined in accordance with GAAP, are included at the end of this press release. Same property NOI and same property cash NOI include properties continuously owned from January 1, 2014 through March 31, 2015. Same property NOI and same property cash NOI exclude amounts related to the settlement of outstanding assets and liabilities of previously disposed properties that are reflected in the company’s consolidated results.

Significant Events for the quarter ended March 31, 2015

•
The company entered into a new $1.15 billion Credit Agreement that reduced the interest rate and extended the term of the company’s unsecured revolving credit facility and term loan. The Credit Agreement is comprised of a $750 million revolving credit facility, a $200 million five-year term loan, and a $200 million seven-year term loan.

•	The company sold three buildings totaling 167,000 square feet for gross sales proceeds of $21.2 million, resulting in a gain on sale of $5.9 million.

•
The company’s compensation committee approved the grant of equity awards “2014 LTIP Awards” for fiscal year 2014 performance pursuant to the Company’s previously disclosed long-term incentive program. Pursuant to GAAP, the 2014 LTIP Awards have an aggregate value of $13.3 million, which will be amortized into earnings over the four-year plan period.

Subsequent Events

•
In April, the company entered into several contracts to sell 52 properties, representing over 8 million square feet, in various portfolio and single asset transactions. Proceeds are anticipated to total approximately $750 million. These transactions are projected to close in the second and third quarter of 2015 but are subject to customary closing conditions. There is no certainty that these conditions will be met or that these transactions will close.

•
On May 1, 2015, the company redeemed the $138.8 million outstanding 5.75% senior unsecured notes due November 1, 2015. The notes were redeemed in cash at a price of 100% of the principal amount of the notes plus accrued and unpaid interest, up to, but excluding, the redemption date.

Disposition Update
The company continues to pursue its previously announced plan to sell $2 to $3 billion of assets through 2017, creating capacity for future opportunities as they arise. In addition to the 52 properties under contract, the company has 32 properties representing over 9 million square feet being marketed for sale. The company continues to focus on strengthening its balance sheet and improving the performance of its properties.

Earnings Conference Call & Supplemental Data
Equity Commonwealth will host a conference call on Thursday, May 7, 2015, at 9:00 a.m. Central Daylight Time to discuss first quarter 2015 results. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). In addition, a replay of the audio webcast will be available on the Investor Relations section of the company’s website.

A copy of EQC’s First Quarter 2015 Supplemental Operating and Financial Data is available for download on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth

Equity Commonwealth (NYSE: EQC) is an internally managed and self-advised real estate investment trust (REIT). EQC is one of the largest commercial office REITs in the United States, with a national portfolio of 154 properties comprising 42.8 million square feet and executive offices in Chicago, IL.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding marketing the company’s properties for sale, de-levering the balance sheet, consummating asset sales, and identifying future investment opportunities. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect the company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the company’s actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in the company’s Quarterly Reports on Form 10-Q for subsequent quarters.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
www.eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	March 31, 2015	December 31, 2014
ASSETS
Real estate properties:
Land	$705,222	$714,238
Buildings and improvements	4,994,374	5,014,205
	5,699,596	5,728,443
Accumulated depreciation	(1,066,369)	(1,030,445)
	4,633,227	4,697,998
Acquired real estate leases, net	184,894	198,287
Cash and cash equivalents	421,736	364,516
Restricted cash	33,349	32,257
Rents receivable, net of allowance for doubtful accounts of $8,110 and $6,565, respectively	249,408	248,101
Other assets, net	211,682	220,480
Total assets	$5,734,296	$5,761,639

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$—
Senior unsecured debt, net	1,598,652	1,598,416
Mortgage notes payable, net	606,423	609,249
Accounts payable and accrued expenses	149,009	162,204
Assumed real estate lease obligations, net	24,220	26,784
Rent collected in advance	30,719	31,359
Security deposits	14,095	14,044
Total liabilities	$2,423,118	$2,442,056

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6 1/2% cumulative convertible; 4,915,196 and 4,915,497 shares issued and outstanding, respectively, aggregate liquidation preference of $122,880 and $122,887, respectively	$119,263	$119,266
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 shares issued and outstanding, aggregate liquidation preference $275,000	265,391	265,391
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 129,733,742 and 129,607,279 shares issued and outstanding, respectively	1,297	1,296
Additional paid in capital	4,491,093	4,487,133
Cumulative net income	2,247,482	2,233,852
Cumulative other comprehensive loss	(72,228)	(53,216)
Cumulative common distributions	(3,111,868)	(3,111,868)
Cumulative preferred distributions	(629,252)	(622,271)
Total shareholders’ equity	$3,311,178	$3,319,583
Total liabilities and shareholders’ equity	$5,734,296	$5,761,639

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2015	2014
Revenues
Rental income(1)	$167,972	$172,040
Tenant reimbursements and other income	45,083	45,220
Total revenues	$213,055	$217,260

Expenses:
Operating expenses	$97,871	$101,731
Depreciation and amortization	62,699	51,649
General and administrative	16,558	24,848
Loss (reversal of loss) on asset impairment	1,904	(4,761)
Acquisition related costs	—	5
Total expenses	$179,032	$173,472

Operating income	$34,023	$43,788

Interest and other income	3,448	384
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $29 and $(309), respectively)	(29,842)	(37,935)
Loss on early extinguishment of debt	(428)	—
Gain on issuance of shares by an equity investee	—	109
Gain on sale of properties	5,868	—
Income from continuing operations before income taxes and equity in earnings of investees	13,069	6,346
Income tax benefit (expense)	561	(555)
Equity in earnings of investees	—	10,934
Income from continuing operations	13,630	16,725
Discontinued operations:
Income from discontinued operations	—	4,011
Loss on asset impairment from discontinued operations	—	(288)
Net income	$13,630	$20,448
Preferred distributions	(6,981)	(11,151)
Net income attributable to Equity Commonwealth common shareholders	$6,649	$9,297

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2015	2014
Amounts attributable to Equity Commonwealth common shareholders:
Income from continuing operations	$6,649	$5,574
Income from discontinued operations	—	4,011
Loss on asset impairment from discontinued operations	—	(288)
Net income	$6,649	$9,297

Weighted average common shares outstanding — basic (2)	129,696	118,400
Weighted average common shares outstanding — diluted (2)	129,874	118,400

Basic and diluted earnings per common share attributable to Equity Commonwealth common shareholders:
Income from continuing operations	$0.05	$0.05
Income from discontinued operations	$—	$0.03
Net income	$0.05	$0.08

(1)
We report rental income on a straight line basis over the terms of the respective leases; rental income and income from discontinued operations include non-cash straight line rent adjustments. Rental income and income from discontinued operations also included non-cash amortization of intangible lease assets and liabilities.

(2)
As of March 31, 2015, we had 4,915 series D preferred shares outstanding that were convertible into 2,363 of our common shares, which were anti-dilutive for earnings per common share attributable to EQC common shareholders for all periods presented. 254 common shares (178 common shares on a weighted average basis) would be issued to the RSU holders if the market-based vesting component of the RSUs was measured as of March 31, 2015. No RSUs had been issued as of March 31, 2014.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands)

		For the Three Months Ended
		March 31,
		2015	2014
	Calculation of FFO
	Net income	$13,630	$20,448
Plus:	Depreciation and amortization	62,699	51,649
	Loss on asset impairment from discontinued operations	—	288
	FFO from equity investees	—	14,940
Less:	Loss (reversal of loss) on asset impairment from continuing operations (1)	1,904	(4,761)
	Gain on sale of properties	(5,868)	—
	Equity in earnings of investees	—	(10,934)
	FFO attributable to Equity Commonwealth	72,365	71,630
Less:	Preferred distributions	(6,981)	(11,151)
	FFO attributable to EQC Common Shareholders	$65,384	$60,479

	Calculation of Normalized FFO
	FFO attributable to EQC common shareholders	$65,384	$60,479
	Recurring adjustments:
	Lease value amortization	1,474	2,252
	Straight line rent from continuing operations	181	(5,896)
	Straight line rent from discontinued operations	—	(81)
	Loss on early extinguishment of debt	428	—
	Minimum cash rent from direct financing lease (2)	2,032	2,032
	Gain on issuance of shares by an equity investee	—	(109)
	Interest earned from direct financing lease	(141)	(229)
	Normalized FFO from equity investees, net of FFO	—	(1,399)
	Other items which affect comparability:
	Shareholder litigation and transition related expenses (3)	3,472	3,913
	Transition services fee	2,235	—
	Acquisition related costs	—	5
	Gain on sale of securities	(3,080)	—
	Normalized FFO attributable to EQC Common Shareholders	$71,985	$60,967

	Weighted average common shares outstanding -- basic	129,696	118,400
	Weighted average common shares outstanding -- diluted (4)	129,874	118,400
	FFO attributable to EQC common shareholders per share -- basic & diluted (4)	$0.50	$0.51
	Normalized FFO attributable to EQC common shareholders per share -- basic (4)	$0.56	$0.51
	Normalized FFO attributable to EQC common shareholders per share -- diluted (4)	$0.55	$0.51

(1)
During the three months ended March 31, 2015, we recorded an impairment charge of $1.9 million related to 12655 Olive Boulevard and 1285 Fern Ridge Parkway, based upon updated market information in accordance with our impairment analysis procedures. In 2014, we ceased to actively market properties which we had previously classified as held for sale. These properties were reclassified to properties held and used in operations because they no longer met the requirements for classification as held for sale. In connection with this reclassification, we reversed previously recorded impairment losses totaling $4.8 million, which includes the elimination of estimated costs to sell.

(2)
Contractual cash payments (including management fees) from one tenant at Arizona Center for the three months ended March 31, 2015 and 2014 were $2,032. These payments will decrease to approximately $515 per year beginning in 2016. Our calculation of Normalized FFO reflects the cash payments received from this tenant. The terms of this tenant's lease require us to classify the lease as a direct financing (or capital) lease. As such, the revenue recognized on a GAAP basis within our condensed consolidated statements of operations was $141 and $229 for the three months ended March 31, 2015 and 2014, respectively. This direct financing lease has an expiration date in 2045.

(3)	Refer to the Additional Income Statement Information for a discussion of expenses related to the shareholder-approved Related/Corvex consent solicitation liability.
(4)
As of March 31, 2015, we had 4,915 series D preferred shares outstanding that were convertible into 2,363 of our common shares, which were anti-dilutive for FFO and Normalized FFO per common share for all periods presented. 254 common shares (178 common shares on a weighted average basis) would be issued to the RSU holders if the market-based vesting component of the RSUs was measured as of March 31, 2015. No RSUs had been issued as of March 31, 2014.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(amounts in thousands)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests. Normalized FFO begins with FFO and excludes lease value amortization, straight line rent, gains and losses on early extinguishment of debt, gains and losses on the sale of equity investments, gains and losses on the issuance of shares by an equity investee, shareholder litigation and transition-related expenses, acquisition related costs, interest earned from a direct financing lease, gain on sale of securities, and our portion of these items related to equity investees and noncontrolling interests. Normalized FFO also includes the minimum cash rent from a direct financing lease. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income attributable to Equity Commonwealth, net income attributable to EQC common shareholders, operating income and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to EQC common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, net income attributable to EQC common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(amounts in thousands)

	For the Three Months Ended
	March 31,
	2015	2014
Calculation of Same Property NOI and Same Property Cash Basis NOI (1):
Rental income	$167,972	$172,040
Tenant reimbursements and other income	45,083	45,220
Operating expenses	(97,871)	(101,731)
NOI	$115,184	$115,529
Straight line rent	181	(5,896)
Lease value amortization	1,474	2,252
Lease termination fees	(1,949)	(593)
Cash Basis NOI	$114,890	$111,292
Cash Basis NOI from non-same properties (2)	(1,200)	(397)
Same Property Cash Basis NOI	$113,690	$110,895
Non-cash rental and termination income from same properties	321	4,236
Same Property NOI	$114,011	$115,131

Reconciliation of Same Property NOI to GAAP Operating Income
Same Property NOI	$114,011	$115,131
Non-cash rental and termination income from same properties	(321)	(4,236)
Same Property Cash Basis NOI	$113,690	$110,895
Cash Basis NOI from non-same properties (2)	1,200	397
Cash Basis NOI	$114,890	$111,292
Straight line rent	(181)	5,896
Lease value amortization	(1,474)	(2,252)
Lease termination fees	1,949	593
NOI	$115,184	$115,529
Depreciation and amortization	(62,699)	(51,649)
General and administrative	(16,558)	(24,848)
(Loss) reversal of loss on asset impairment	(1,904)	4,761
Acquisition related costs	—	(5)
Operating Income	$34,023	$43,788

(1)
Properties sold and properties classified as discontinued operations are excluded. Same property results include properties continuously owned from January 1, 2014 through March 31, 2015. Amounts related to the settlement of outstanding assets and liabilities of previously-disposed properties that are reflected in our consolidated results are excluded from same property results.

(2)
Cash Basis NOI from non-same properties for the three months ended March 31, 2015 includes real estate tax refunds related to previously-disposed properties of $1.0 million. Cash Basis NOI from non-same properties for all periods presented includes the settlement of outstanding assets and liabilities of previously-disposed properties.

We define NOI as income from our real estate including lease termination fees received from tenants less our property operating expenses, which expenses include property marketing costs. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. We define Cash Basis NOI as NOI less non cash straight line rent adjustments, lease value amortization and lease termination fees.

We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI internally to evaluate individual, regional and combined property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our properties' results of operations. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP, and should not be considered as alternatives to net income, net income attributable to Equity Commonwealth, net income attributable to EQC common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income, net income attributable to Equity Commonwealth, net income attributable to EQC common shareholders, operating income and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than we do.